LIMITED POWER OF ATTORNEY FOR KIM HARRIS JONES
BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes,constitutes and appoints Jill Eaton, acting individually, as the undersigneds true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name,place and stead of the undersigned to 1 prepare, execute, acknowledge, deliver and file Schedules 13G,13D, Forms
3, 4,and 5 including any amendments thereto, including applications for Form ID, and any documents necessary to facilitatethe filing of beneficial ownership reports, with respect to the securities of Caesars
Entertainment, Inc., a Delaware corporation, the Company,with the United States Securities and Exchange Commission,
any national securities
exchanges and the Company, as considered necessary or advisable under Sections 13d and
 16a of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, asamended from time
to time, the Exchange Act;2 seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactionsin the Companys securities fromany third party, including brokersemployee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information, and 3 perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.The undersigned acknowledges that,1 this
Limited Powerof Attorney authorizes,but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information,
2 any documentsprepared and/or executive by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact,in his or her discretion, deems necessary or desirable, 3 neither the Company nor any such attorney-in-fact assumes i. any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act, ii any liability of the undersigned for any failure to comply with such requirements, or iii any obligation or liability of the undersigned for profit disgorgement under Sections 13d and 16b of the Exchange Act,and 4 this Limited Power of
Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Sections 13d and 16 of the Exchange Act. The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned,shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.


IN WITNESS WHEREOF, the undersigned has
caused this Limited Power of Attorney to be executed as of April 26, 2024.


Signature


/s/ Kim Harris Jones
Kim Harris Jones